Exhibit 99.1

Investor Relations

Heather Hille

Director, Investor Relations

(952) 887-8923, heather.hille@toro.com

Media Relations

Branden Happel

Senior Manager, Public Relations

(952) 887-8930, branden.happel@toro.com

For Immediate Release

The Toro Company Names President and Chief Operating Officer

BLOOMINGTON, Minn. (August 19, 2015) – The Toro Company (NYSE: TTC) today announced that Richard M. Olson has been elected to the position of President and Chief Operating Officer effective September 1, 2015. Olson, 51, has served the company in various roles throughout his 29-year tenure, most recently as Group Vice President of its International and Micro-Irrigation businesses while also having responsibility for global distributor development and its wholly-owned domestic distributorships. In this new role, Olson will continue to report to Michael J. Hoffman, Chairman of the Board and Chief Executive Officer, and will oversee all of the company’s businesses and global operations.

“The rich company knowledge and broad experience that Rick has gained through his leadership of both our businesses and manufacturing operations provide him with the unique strategic perspective that will be instrumental in helping us drive toward the achievement of our Destination PRIME goals and beyond,” said Hoffman. “In addition, his deep commitment to our mission of delivering superior product innovation and superior customer care will help enable us to sustain and grow our market leadership positions and deliver successful results for our employees, customers and shareholders long into the future.”

Olson joined The Toro Company in 1986 and spent his first 14 years in increasing leadership roles in operations, including as a Commercial Engineering Program Manager, Director of Plant Operations at the Company’s facility in Shakopee, Minnesota, and Managing Director of Northern Manufacturing Operations. Since 2010, Olson has held a number of executive positions in the company’s businesses, including as Vice President, Exmark division, and Vice President, International business. Olson was named Group Vice President, International business, Micro-Irrigation business and Distributor Development in June 2014. Olson holds a Bachelor of Science degree in industrial technology from Iowa State University and a Masters of Business Administration degree from the Carlson School of Management at the University of Minnesota.

About The Toro Company

The Toro Company (NYSE: TTC) is a leading worldwide provider of innovative solutions for the outdoor environment, including turf, snow and ground engaging equipment and irrigation and outdoor lighting solutions. With sales of $2.2 billion in fiscal 2014, Toro’s global presence extends to more than 90 countries. Through constant innovation and caring relationships built on trust and integrity, Toro and its family of brands have built a legacy of excellence by helping customers care for golf courses, landscapes, sports fields, public green spaces, commercial and residential properties and agricultural fields. For more information, visit www.thetorocompany.com.

Forward-Looking Statements

This news release contains forward-looking statements, which are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current assumptions and expectations of future events, and often can be identified by words such as “expect,” “strive,” “looking ahead,” “outlook,” “guidance,” “forecast,” “goal,” “optimistic,” “anticipate,” “continue,” “plan,” “estimate,” “project,” “believe,” “should,” “could,” “will,” “would,”

“possible,” “may,” “likely,” “intend,” “can,” “seek,” and similar expressions. Forward-looking statements involve risks and uncertainties that could cause actual events and results to differ materially from those projected or implied. Particular risks and uncertainties that may affect our operating results or financial position include: worldwide economic conditions, including slow or negative growth rates in global and domestic economies and weakened consumer confidence; disruption at our manufacturing or distribution facilities, including drug cartel-related violence affecting our maquiladora operations in Juarez, Mexico; fluctuations in the cost and availability of raw materials and components, including steel, engines, hydraulics and resins; the impact of abnormal weather patterns, including unfavorable weather conditions exacerbated by global climate change or otherwise; the impact of natural disasters and global pandemics; the level of growth or contraction in our key markets; government and municipal revenue, budget and spending levels; dependence on The Home Depot as a customer for our residential business; elimination of shelf space for our products at dealers or retailers; inventory adjustments or changes in purchasing patterns by our customers; our ability to develop and achieve market acceptance for new products; increased competition; the risks attendant to international operations and markets, including political, economic and/or social instability and tax policies in the countries in which we manufacture or sell our products; foreign currency exchange rate fluctuations; our relationships with our distribution channel partners, including the financial viability of our distributors and dealers; risks associated with acquisitions, including our acquisition of the BOSS® professional snow and ice management business; management of our alliances or joint ventures, including Red Iron Acceptance, LLC; the costs and effects of enactment of, changes in and compliance with laws, regulations and standards, including those relating to consumer product safety, Tier 4 emissions requirements, conflict mineral disclosure, taxation, healthcare, and environmental, health and safety matters; unforeseen product quality problems; loss of or changes in executive management or key employees; the occurrence of litigation or claims, including those involving intellectual property or product liability matters; and other risks and uncertainties described in our most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q, and other filings with the Securities and Exchange Commission. We undertake no obligation to update forward-looking statements made herein to reflect events or circumstances after the date hereof.